UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

USA COMPRESSION PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	75-2771546
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Congress Avenue, Suite 450

Austin, Texas 78701

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units Representing Limited Partner Interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act registration statement file number to which this form relates: 333-174803

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.                          Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in USA Compression Partners, LP (the “Registrant”) is set forth under the captions “Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “The Partnership Agreement” and “Description of the Common Units” in the prospectus included in the Registrant’s Registration Statement on Form S-l (Registration No. 333-174803), initially filed with the Securities and Exchange Commission on June 9, 2011 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.                          Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.

Registrant’s Registration Statement on Form S-1 (Registration No. 333-174803), initially filed with the Securities and Exchange Commission on June 9, 2011, as amended (incorporated herein by reference).

2.

Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-l (Registration No. 333-174803), initially filed with the Securities and Exchange Commission on June 9, 2011).

3.

Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-l (Registration No. 333-174803), initially filed with the Securities and Exchange Commission on June 9, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

USA Compression Partners, LP

	By:	USA Compression GP, LLC,
its general partner

Date: January 10, 2013	By:	/s/ J. Gregory Holloway
J. Gregory Holloway
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
1.

Registrant’s Registration Statement on Form S-1 (Registration No. 333-174803), initially filed with the Securities and Exchange Commission on June 9, 2011, as amended (incorporated herein by reference).

2.

Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-l (Registration No. 333-174803), initially filed with the Securities and Exchange Commission on June 9, 2011).

3.

Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-l (Registration No. 333-174803), initially filed with the Securities and Exchange Commission on June 9, 2011).